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                                   EXHIBIT 7

                             1988 Stock Option Plan
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                        GRIFFIN TECHNOLOGY INCORPORATED
                             1988 STOCK OPTION PLAN

     1. Purpose. The purpose of the 1988 Stock Option Plan ("Plan") is to promote the future development and growth of Griffin Technology Incorporated ("Company") by providing a means of attracting and retaining capable and effective executive officers and key employees through the grant of stock options. Except as provided in Paragraph 6(c), it is intended that options issued pursuant to this Plan shall constitute "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan shall be administered in such a manner to effectuate such intention and shall be construed and interpreted in accordance with such provisions and regulations. Each option grant shall be subject to, and no exercise of any option shall be effective unless and until there shall have been, compliance, to the extent the Committee shall deem advisable, with the requirements of all applicable Federal, state and other pertinent regulatory authority.

     2. Administration. The Plan shall be administered by a Stock Option Committee ("Committee") appointed by the Board of Directors and serving at its pleasure. The Committee shall consist of three members of the Board, none of whom shall be eligible to participate in the Plan or any other stock option plan of the Company.

     In addition to such other rights of indemnification as they may have as directors or members of the Committee, members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or a failure to act under or in connection with the Plan or any option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such action or failure of such Committee member was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; provided that within sixty days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     3. Committee Powers. Subject to the limitations contained in this Plan, and subject to such review and approval as the Board of Directors may prescribe, the Committee in its absolute discretion is empowered and directed to:

     (a) Determine which officers and employees of the Company shall be participants under this Plan pursuant to paragraph 4.

     (b) Allot such number of available shares of Common Stock for options to any participant as it may determine.

     (c) Authorize any officer to execute Stock Option Agreements in such form as may be approved by the Committee covering shares allotted for option.

     (d) Establish such rules, regulations and procedures consistent with the provisions of this Plan as the Committee may deem appropriate for the administration of the Plan.

     (e) Interpret the provisions of the Plan and of any rules and regulations issued thereunder.

     (f) Consult such officers and employees and inspect such records as the Committee may require to assist it in the administration of the Plan. Decisions of the Committee shall be final and binding on the Company and all participants.

     (g) Approve the use of Company Common stock by the optionee in payment of the purchase price of options or federal, state and social security withholding taxes.

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     4. Participants.  Participants shall be selected by the Committee from the executive officers and other key employees of the Company or of any 50% or more subsidiary who in the opinion of the Committee occupy responsible managerial, technical or professional positions and who have the capability or potential capability of making a substantial contribution to the success of the Company. In making this selection and in determining the number of shares allotted, the Committee shall give consideration to the functions and responsibilities of the individual, past and potential contributions to profitability and sound growth, the value of his or her services tot he Company, the remaining years of service before retirement, and any other factors deemed relevant by the Committee.

     5. Shares Available for Option.

     (a) An aggregate of not more than 200,00 shares of the common stock of the Company ("Common Stock") shall be available for grant of options under this Plan. Such shares may be authorized and unissued shares or may be "treasury shares" as defined in Section 102(a)(14) of the Business Corporation Law of New York. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option under the Plan.

     (b) All incentive stock options granted to a participant under the Plan and any other incentive stock option plan maintained by the Company or its subsidiaries shall restrict to $100,000 in each calendar year the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by the participant.

     6. Options.

     (a) Option Grants. The Committee may from time to time grant to any participant the option to purchase the number of shares allotted by the Committee at the option price and subject to the conditions set forth in the Plan. Any participant may concurrently hold more than one option. The date an option is granted shall mean the date the Committee acts to allot a specific number of shares to a participant pursuant to the Plan.

     (b) Option Agreements. The grant of an option shall be evidenced by a written Stock Option Agreement in a form approved by the Committee, which shall among others contain provisions substantially in accordance with the following:

          (i) The option price per share of any incentive stock option shall not be less than the fair market value per share of the Common Stock on the date such option is granted. The Committee shall determine such purchase price. Notwithstanding any other provisions of the Plan to the contrary, an incentive stock option shall not be granted to anyone owning directly (or indirectly through attribution under Section 425(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10-percent shareholder") unless the option price of such option is at least 110% of the fair market value of the shares subject to such option on the date the option is granted.

          (ii) Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

          (iii) Each option granted hereunder shall be exercisable in one or more installments as may be determined by the Committee at the time of the grant. In the event of more than one installment, the right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option.

          (iv) A participant electing to exercise an option shall give written notice of such election to the Company. Stock purchases pursuant to an option agreement shall be paid in full at the time of purchase. Payment shall be made in cash or, if authorized by the Committee, in whole or in part in Common Stock valued at fair market value. To the extent payment is permitted to be made in Common Stock, the participant may either (a) deliver to the Company shares of the same class as the option shares, or

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     (b) direct the Company to withhold shares covered by the option being exercised. If payment is made under either (a) or (b) in the preceding sentence, the stock used shall have a fair market value on the date of delivery (as determined by the Committee) equal to the amount of the purchase price. Any such election shall be irrevocable.

          (v) Options are exercisable during the participant's lifetime only by the participant or by the participant's guardian or legal representative. Options are not transferable during the lifetime of the participant. Upon the death of the participant any rights to the extent exercisable on the date of death may be exercised by the participant's estate or by a person who acquires the right to exercise such option by bequest or inheritance, or by reason of the death of the participant, provided that such exercise occurs within the remaining effective term of the option but not later than one year after the participant's death. If a participant's employment terminates by reason of disability (within the meaning of Section 105(d)(4) of the Code), the participant's option may be exercised at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death.

          (vi) Upon termination of employment of a participant for any reason other than death, the participant may at any time within a period of thirty
     (30) days after such termination, exercise an option to the extent it was exercisable by the participant on the date of termination of employment.

          (vii) Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

          (viii) In the case of any participant on an approved leave of absence, the Committee may make such provision respecting continuance of the option while in the employ of the Company as it may deem equitable, except that in no event shall an option be exercised after the expiration of ten (10) years from the date such option was granted.

          (ix) The Committee may in its discretion provide such further terms and conditions not inconsistent herewith as it deems proper.

     (c) Non-Qualified Options. Options other than incentive stock options may be granted under the Plan. Such non-qualified options shall be evidenced by stock option agreements as provided in the Plan and shall contain all of the provisions except Paragraphs 5(b) and 6(b)(i), plus any other terms that the Committee may include. Election to pay federal, state or social security withholding tax shall be made in cash or, if authorized by the Committee, in whole or in part in Common Stock. To the extent payment is permitted to be made in Common Stock, the participant may either (a) deliver to the Company shares of the same class as the option shares, or (b) direct the Company to withhold shares covered by the option being exercised. If payment is being made under either (a) or (b) in the preceding sentence, the stock used shall have a fair market value on the date of delivery (as determined by the Committee) equal to the amount of the tax. Any election by a participant who is subject to Section 16 of the Securities Exchange Act of 1934 to pay under (a) or (b) must be made
(i) at least six months after the date of the grant of the related option and
(ii) at least six months prior to the date on which the amount required to be withheld with respect to the exercise is determined or during the period beginning on the third business day following the date of release for publication by the Company of financial data specified under Rule 16b-3(e)(1)(ii) under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date. To the extent that an option exceeds the limitations of Paragraph 5(b), it shall be deemed a non-qualified option and shall otherwise remain in full force and effect.

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     7. Rights to Terminate Employment.  Nothing contained in the Plan or in any
Stock Option Agreement shall restrict the right of the Company or the employer corporation to terminate the employment of any participant at any time with or without cause.

     8. Recapitalization. In the event there is during any fiscal year of the Company one or more stock dividends, distributions, splits, subdivisions or combinations of shares of Common Stock of the Company, resulting in an increase or decrease in the number of shares outstanding at the beginning of the year, the number of shares available under the Plan may in the discretion of the Committee at any time thereafter be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted may in the discretion of the Committee at any time thereafter be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     9. Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company, the Committee, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to such options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the participant provide that the option must be exercised within sixty (60) days of the date of such notice or it will be terminated. In any such case the Committee may, in its discretion, waive the waiting period prior to exercise.

     10. Amendment. The Plan may be amended, modified or terminated by the shareholders of the company or by the Board of Directors, except that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum option price, materially modify the requirements as to eligibility for participation in the Plan, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from a committee consisting of Directors not eligible to receive options under the Plan. No amendment, modification or termination of the Plan shall affect the rights of a participant under an option without the consent of the participant.

     11. Effective Date. The Plan shall take effect upon approval of the shareholders.

     12. Duration of Plan. The Plan shall remain in effect until all shares subject to, or which may become subject to, the Plan shall have been purchased pursuant to options granted under the Plan, provided that options under the Plan must be granted if at all by April 7, 1998.

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                                AMENDMENT NO. 1
                                     TO THE
                        GRIFFIN TECHNOLOGY INCORPORATED
              1988 STOCK OPTION PLAN (ADOPTED SEPTEMBER 13, 1991)

     Pursuant to Paragraph 10 of the 1988 Stock Option Plan, the Board of Directors hereby amends the Plan effective September 13, 1991, in the following respects:

          Paragraph 5(a) of the Griffin Technology Incorporated 1988 Stock Option Plan is amended to read as follows:

          An aggregate of not more than 400,000 shares of the common stock of the Company ("Common Stock") shall be available for grant of options under this Plan. Such shares may be authorized and unissued shares or may be "treasury shares" as defined in Section 102(a)(14) of the Business Corporation Law of New York. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option under the Plan.

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                                AMENDMENT NO. 2
                                     TO THE
                        GRIFFIN TECHNOLOGY INCORPORATED
               1988 STOCK OPTION PLAN (ADOPTED NOVEMBER 20, 1991)

     Pursuant to Paragraph 10 of the 1988 Stock Option Plan, the Board of Directors hereby amends the plan effective November 20, 1991, in the following respects:

     The first sentence of Section 18 of the 1986 Stock Purchase Plan is hereby amended to read as follows:

          All questions respect to the construction and application of the Plan and subscription agreements thereunder and the administration of the Plan shall be settled by the determination of a committee of the Board of Directors (not less than two members) consisting of all of the directors excluding those who are also employees of the Company and those who have been employees of the Company at any time during the year preceding commencement of administration, or of two or more persons designated by the Board of Directors and who are similarly disinterested, which determinations shall be final, binding and conclusive on the Company and all other employees and other persons.

     The second sentence of the first paragraph in paragraph numbered 2 of the 1988 stock Option Plan is hereby amended to read as follows:

          The Committee shall consist of three members of the Board, none of whom shall (a) during the 12 months preceding service as a committee member hereunder have participated in, or (b) be eligible to participate in, the Plan or any other benefit plan of the Company except the 1991 Directors Stock Plan.

     The sixth sentence of paragraph numbered 6(c) of the 1988 Stock Option Plan is hereby amended to read as follows:

          Any election by a participant who is subject to Section 16 of the Securities Exchange Act of 1934 to pay under (a) or (b) must be made (i) during the period beginning on the third business day following the date of release for publication by the Company of financial data specified under Rule 16b-3(e)(1)(ii) under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date (a "window period") or (ii) at least six months prior to exercise of the related option and must be irrevocable during that period; in the case of an election under (i) above, the exercise of the related option must also occur during a window period unless the election is irrevocable and at least six months have elapsed since the election. The exercise of any option must be made at least six months after the date of grant of the option.

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